Exhibit 99.1

PRELIMINARY PROXY CARD

SUBJECT TO COMPLETION

ArcLight Clean Transition Corp. II Extraordinary General Meeting

ArcLight Clean Transition Corp. II

A Cayman Islands Exempted Company
200 Clarendon Street, 55th Floor

Boston, Massachusetts 02116

EXTRAORDINARY GENERAL MEETING
OF SHAREHOLDERS OF ARCLIGHT CLEAN TRANSITION CORP. II

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON              , 2022.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated              , 2022, in connection with the Extraordinary General Meeting of Shareholders (the “Special Meeting”) to be held at              Central Time on              , 2022, at the offices of Kirkland & Ellis LLP located at 609 Main Street, Houston, Texas 77002, and via a virtual meeting, conducted via live audio webcast, at              Eastern Time on              , 2022, and hereby appoints John F. Erhard and Marco F. Gatti, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of ArcLight Clean Transition Corp. II (“ArcLight”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

If you plan to attend the Special Meeting virtually, you will need your 12 digit control number printed on this proxy card to vote electronically at the Special Meeting. To attend, please access the following URL address: https://www.cstproxy.com/actii/2022.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 7.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6 and 7.

Proposal No. 1—The Business Combination Proposal—RESOLVED, as an ordinary resolution, that ArcLight’s entry into that certain business combination agreement, dated as of December 2, 2021 (as the same has been or may be amended, modified, supplemented or waived from time to time, the “BCA” or the “Business Combination Agreement”), by and among ArcLight, OPAL Fuels LLC, a Delaware limited liability company (“OPAL Fuels”) and OPAL HoldCo LLC, a Delaware limited liability company and, as of the date of the signing, the sole member of OPAL Fuels (“OPAL HoldCo”), in the form attached to this proxy statement/prospectus as Annex A, as described below, be confirmed, ratified and approved in all respects. The Business Combination Agreement provides for, among other things, the following transactions (collectively, the “Business Combination”): (i) the conversion of each issued and outstanding Class B ordinary share, par value $0.0001 per share, of ArcLight (collectively, the “ArcLight Class B ordinary shares”) into one Class A ordinary share, par value $0.0001, per share of ArcLight (each, an “ArcLight Class A ordinary share”); (ii) the Domestication (as defined below) and, in connection with the Domestication, (A) OPAL Fuels Inc. (“New OPAL”) will file its certificate of incorporation and adopt bylaws to serve as its governing documents in connection with the Domestication, (B) each outstanding ArcLight Class A ordinary share will convert into one share of Class A common stock of New OPAL, par value $0.0001 per share (the “New OPAL Class A Common Stock”), (C) each outstanding warrant to purchase one ArcLight Class A ordinary share will represent the right to purchase one share of New OPAL Class A Common Stock at an exercise price of $11.50 per share and (D) ArcLight’s name will be changed to “OPAL Fuels Inc.”; (iii) (A) OPAL Fuels and its existing members will cause OPAL Fuels’ existing limited liability company agreement to be amended and restated, (B) in connection therewith, all of the common units of OPAL Fuels issued and outstanding immediately prior to the closing of the Business Combination (the “Closing”) will be re-classified into a number of Class B common units of OPAL Fuels (collectively, the “Opal Common Units”) calculated as a function of the pre-transaction equity value for OPAL equal to $1,501,870,000, less all principal and accrued interest outstanding immediately after the Closing pursuant to that certain Convertible Promissory Note, dated as of May 1, 2021 (as amended, including that certain First Amendment to Convertible Note, dated November 29, 2021, the “Ares Note”), held by ARCC Beacon LLC, a Delaware limited liability company (“Ares”), (C) ArcLight will contribute to OPAL Fuels (x) the amount of cash in the trust account (the “Trust Account”) established by ArcLight with the proceeds from its IPO as of immediately prior to the Closing (and after, for the avoidance of doubt, giving effect to the exercise of redemption rights by any ArcLight shareholders (the “ACT Share Redemptions”)), plus (y) the aggregate cash proceeds actually received in respect of the PIPE Investment (as defined below) and (D) New OPAL will contribute to OPAL Fuels, and OPAL Fuels will in turn distribute to pre-closing members of OPAL Fuels, a number of shares of Class B common stock, par value $0.0001 per share, of New OPAL (the “New OPAL Class B Common Stock”) and shares of Class D common stock, par value $0.0001 per share, of New OPAL (the “New OPAL Class D Common Stock”) (neither of such shares of New OPAL Class B Common Stock and shares of the New OPAL Class D Common Stock will have any economic value but will entitle the holder thereof to one vote per share or five votes per share, respectively), with the number of such shares of New OPAL Class B Common Stock and shares of New OPAL Class D Common Stock equal to the number of OPAL Common Units held by each pre-closing member of Opal Fuels, provided that in lieu of receiving a combination of OPAL Common Units and New OPAL Class B Common Stock, if elected, Ares may receive a number of shares of New OPAL Class A Common Stock equal to the number of shares of New OPAL Class B Common Stock it otherwise would have received ; and (iv) OPAL Fuels will issue to ArcLight a number of Class A Units of OPAL Fuels equal to the number of shares of New Opal Class A Common Stock then issued and outstanding (after giving effect to OPAL Fuels’ election to receive New OPAL Class A Common Stock in lieu of New OPAL Class B Common Stock, if any) (we refer to this proposal, collectively, as the “Business Combination Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2— The Domestication Proposal—RESOLVED, as a special resolution that ArcLight be de-registered in the Cayman Islands pursuant to Article 47 of the Amended and Restated Memorandum and Articles of Association of ArcLight Clean Transition Corp. II and be registered by way of continuation as a corporation in the State of Delaware, and conditional upon, and with effect from, the registration of ArcLight in the State of Delaware as a corporation with the laws of the State of Delaware, the name of ArcLight be changed to “OPAL Fuels Inc.” (the “Domestication”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3—Organizational Documents Proposal—RESOLVED, as a special resolution, that the certificate of incorporation (the “Proposed Charter”) and bylaws of New OPAL (annexed to the proxy statement/prospectus as Annex C and Annex D), be approved as the certificate of incorporation and bylaws, respectively, of New OPAL, effective upon the effectiveness of the Domestication.

The Advisory Charter Proposals— to consider and vote upon the following four (6) separate resolutions to approve that, upon the Domestication, the amended and restated memorandum and articles of association of ArcLight (“Existing Governing Documents”) be amended and restated by the deletion in their entirety and the substitution in their place of the proposed new certificate of incorporation, a copy of which is attached to the proxy statement/prospectus as Annex C (the “Proposed Charter”) and the bylaws of New OPAL, a copy of which is attached to the proxy statement/prospectus as Annex D upon the Domestication (such proposals, collectively, the “Advisory Charter Proposals”):

	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 4A—Authorized Shares Proposal—RESOLVED, as an ordinary resolution, on a non-binding advisory basis, to increase the authorized share capital from 555,000,000 shares divided into 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 preferred shares, par value $0.0001 per share, to authorized capital stock of 1,103,970,656 shares, consisting of (i) 337,852,251 shares of Class A common stock, par value $0.0001 per share (“New OPAL Class A common stock”), (ii) 157,498,947 shares of Class B common stock, par value $0.0001 per share (“New OPAL Class B common stock”), (iii) 154,309,729 shares of Class C common stock, par value $0.0001 per share (“New OPAL Class C common stock”), (iv) 154,309,729 shares of Class D common stock, par value $0.0001 per share (“New OPAL Class D common stock” and, together with the New OPAL Class A common stock, New OPAL Class B common stock, New OPAL Class C common stock and New OPAL Class D common stock, the “New OPAL Common Stock”) and (vii) 300,000,000 shares of preferred stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4B—Amendments Proposal—RESOLVED, as an ordinary resolution, on a non-binding advisory basis, to provide that the Proposed Charter may be amended by holders of outstanding shares of each class of New OPAL Common Stock who shall be entitled to vote separately upon any proposed amendment to the Proposed Charter that would alter or change the powers, preferences or special rights of such class of New OPAL Common Stock in a manner that is disproportionately adverse as compared to the other classes of New OPAL Common Stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 4C—Director Election, Vacancies and Removal Proposal—RESOLVED, as an ordinary resolution, on a non-binding advisory basis, to provide for (i) the election of directors by the board of directors unless it is a period when the holders of any series of New OPAL Preferred Stock have the right to elect additional directors per the board of directors filing a certificate of designation establishing shares of New OPAL Preferred Stock which may have powers, preferences and rights senior to, junior to, or pari passu with rights of New OPAL Common Stock, (ii) the filling of newly-created directorships or any vacancy on the board of directors by a majority vote of the remaining directors then in office, even if less than a quorum, and not by the stockholders and (iii) the removal of directors with or without cause and only upon the affirmative vote of the holders of a majority in voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 4D—Exclusive Forum Proposal—RESOLVED, as an ordinary resolution, on a non-binding advisory basis, to provide that, unless New OPAL consents in writing to the selection of an alternative forum, the Delaware Court of Chancery (or, if and only if such court does not have subject matter jurisdiction thereof, another state court located within the State of Delaware, or if and only if all such state courts do not have subject matter jurisdiction thereof, then the federal district court for the State of Delaware) and any appellate court thereof shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action, suit or proceeding brought on behalf of New OPAL; (ii) any action, suit or proceeding (including any class action) asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of New OPAL to New OPAL or New OPAL’s stockholders; (iii) any action, suit or proceeding (including any class action) asserting a claim against New OPAL or any current or former director, officer, other employee, agent or stockholder of New OPAL arising out of or pursuant to any provision of the DGCL, the Proposed Organizational Documents (as each may be amended from time to time); (iv) any action, suit or proceeding (including any class action) to interpret, apply, enforce or determine the validity of the Proposed Organizational Documents (including any right, obligation or remedy thereunder); (v) any action, suit or proceeding as to which the DGCL confers jurisdiction to the Delaware Court of Chancery; or (vi) any action asserting a claim against New OPAL or any director, officer or other employee of New OPAL governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Further, unless New OPAL consents in writing to the selection of an alternative forum, the federal district courts shall be the exclusive forum for any complaint asserting a cause of action arising under the Securities Act; however, there is uncertainty as to whether a court would enforce such provision.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4E—Voting Rights Proposal—RESOLVED, as an ordinary resolution, on a non-binding advisory basis, to provide that (i) each holder of record of New OPAL Class A Common Stock and New OPAL Class B Common Stock shall be entitled to one vote per share on all matters which stockholders generally are entitled to vote, and (ii) each holder of record of New OPAL Class C Common Stock and New OPAL Class D Common Stock are entitled to five votes per share on all matters which stockholders generally are entitled to vote.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 4F—Provisions Related to Status as Blank Check Company Proposal—RESOLVED, as an ordinary resolution, on a non-binding advisory basis, to eliminate various provisions in the Existing Organizational Documents (as defined in the proxy statement/prospectus) applicable only to blank check companies, including the provisions requiring that ArcLight have net tangible assets of at least $5,000,001 immediately prior to, or upon such consummation of, a business combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 5—The Nasdaq Proposal—RESOLVED, as an ordinary resolution, that for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of shares of New OPAL Class A Common Stock be approved.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 6—The Equity Incentive Plan Proposal—RESOLVED, as an ordinary resolution, that the OPAL Fuels Inc. 2022 Omnibus Incentive Plan (annexed to the proxy statement/prospectus as Annex I) be approved and adopted in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal No. 7—The Adjournment Proposal—RESOLVED, as an ordinary resolution, that the adjournment of the Special Meeting to a later date or dates to be determined by the chairman of the Special Meeting, if necessary, to permit further solicitation and vote of proxies be confirmed, ratified and approved in all respects.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:	, 2022

(Signature)
(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1, 2, 3, 4, 5, 6, and 7 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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